EXHIBIT 99.1

Broadwind Announces Third Quarter 2025 Results

CICERO, Ill., Nov. 13, 2025 (GLOBE NEWSWIRE) -- Broadwind (Nasdaq: BWEN, or the “Company”), a diversified precision manufacturer of specialized components and solutions serving global markets, today announced results for the third quarter 2025.

THIRD QUARTER 2025 RESULTS
(As compared to the third quarter 2024)

  Total revenue of $44.2 million, +25% y/y
  GAAP net income of $7.5 million, or $0.32 per diluted share
  Non-GAAP Adjusted EBITDA of $2.4 million, excluding the $8.2 million gain on the sale of industrial fabrication operations on September 8, 2025
  Total orders of $43.6 million, +90% y/y
  Raising full-year 2025 revenue guidance

MANAGEMENT COMMENTARY

“This year, our team continued to transform Broadwind into a leading precision manufacturing partner of choice to global OEMs,” stated Eric Blashford, President and CEO of Broadwind. “Recent actions to consolidate manufacturing capacity, reduce fixed overhead, and enhance balance sheet optionality have created a strong foundation for profitable growth. Looking ahead, we intend to pursue a returns-driven capital allocation strategy, one that prioritizes investments in new product innovation, strategic acquisitions, and opportunistic share repurchases under our recently announced buyback authorization.”

“Our third quarter performance was driven by strong demand across our power generation and renewables markets,” continued Blashford. “Total third quarter orders increased by nearly 90% year-over-year, supported by broad-based growth across each of our reporting segments. Importantly, orders from power generation customers, which now represent nearly 20% of total revenue, increased more than 140% versus the year-ago period, driven by the recent strong demand for our natural gas turbine product offerings.”

“In early September, we completed the sale of our industrial fabrication operations in Wisconsin, resulting in a gain of $8.2 million,” continued Blashford. “By consolidating operations into our Abilene, TX facility, we expect to enhance asset utilization and position Broadwind to capitalize on opportunities within higher value, growing end markets where our technical expertise and 100% domestic manufacturing footprint are in high demand.”

“Early into the fourth quarter, we announced that Broadwind had received $11 million in new tower orders from a leading global wind turbine manufacturer,” noted Blashford. “This order, which is the largest we’ve received since the first quarter 2023, will be fulfilled at our Abilene facility, with the entirety of the order being completed in the first quarter 2026.”

“Including the cash proceeds from the recent sale of our industrial fabrications operations, Broadwind has $26.8 million of cash and available liquidity to fund our next phase of growth,” stated Blashford. “We ended the third quarter with net leverage below 1.0x, which remains well within our targeted range of less than 2.0x, providing us with the balance sheet flexibility required to accelerate our growth strategy.”

“Today, we are raising our revenue guidance for the full-year 2025,” concluded Blashford. “Our strategic focus continues to shift toward the broader opportunities within the power generation and infrastructure markets, which we believe offer a compelling, multi-year runway for growth and value creation. We intend to provide additional commentary around this strategy on our fourth quarter conference call in early 2026.”

CONSOLIDATED THIRD QUARTER 2025 FINANCIAL RESULTS

On September 8, 2025, Broadwind Heavy Fabrications, Inc., a wholly-owned subsidiary of Broadwind, completed the closing of the previously announced sale of certain assets to Wisconsin Heavy Fabrication, LLC, a wholly-owned subsidiary of IES Holdings, Inc. The assets sold in the transaction consisted of specified contracts, equipment, machinery and other personal property, and permits used in the Company’s production facility located in Manitowoc, Wisconsin.

Broadwind reported net income of $7.5 million, or $0.32 per diluted share in the third quarter 2025, compared to net income of $0.1 million, or $0.00 per diluted share, in the third quarter 2024. The Company reported adjusted EBITDA, a non-GAAP measure, of $2.4 million in the third quarter, which excludes a $8.2 million gain on sale of the industrial fabrication operations, compared to $3.4 million in the prior year period. For a reconciliation of GAAP to non-GAAP metrics, please see the appendix of this release.

Revenue increased 25% on a year-over-year basis in the third quarter due to a combination of increased sales within the heavy fabrications and industrial solutions segments, partially offset by lower sales in the gearing segment. Heavy fabrications revenue increased 43% compared to the prior year period due to increased demand for wind tower sections and repowering adapters, partially offset by lower activity from industrial fabrications. Industrial solutions revenue grew 37% year-over-year, due primarily to strong demand for natural gas turbine content. While in the gearing segment, revenue declined year-over-year due to lower customer demand from industrial, mining, and energy markets, partially offset by increased sales in the power generation and steel verticals.

Total orders increased 90% in the third quarter, when compared to the prior year period, benefiting from broad-based demand across most end markets.

At the end of the third quarter, Broadwind had total cash on hand and availability under its credit facility of $26.8 million. The Company’s ratio of net debt to trailing twelve month Adjusted EBITDA was 0.8x at the end of the third quarter 2025.

SEGMENT RESULTS

Heavy Fabrications Segment
Broadwind provides large, complex and precision fabrications, and proprietary industrial processing equipment, to customers in a broad range of industrial markets. Key products include wind towers and compressed natural gas pressure reducing systems.

Heavy fabrications segment sales increased by 43% to $29.4 million in the third quarter 2025, as compared to the prior year period, driven by an increase in wind content, partially offset by lower pressure reducing system (PRS) sales. The segment reported operating income of $10.3 million in the third quarter, as compared to operating income of $2.2 million in the prior year period. Segment non-GAAP adjusted EBITDA was $3.0 million in the third quarter, compared to $3.4 million in the prior-year period. Current period non-GAAP adjusted EBITDA excludes the $8.2 million gain on sale of the Manitowoc industrial fabrication operations.

Gearing Segment
Broadwind provides custom gearboxes, loose gearing, precision machined components and heat treat services to a broad set of customers in diverse markets, including oil & gas production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets.

Gearing segment sales declined by 23% to $7.1 million in the third quarter 2025, as compared to the prior year period, primarily driven by lower demand from industrial, mining, and energy customers, partially offset by increased demand from power generation and steel customers. The segment reported an operating loss of ($0.6) million in the third quarter, compared to an operating loss of ($0.1) million in the prior year period. Segment non-GAAP adjusted EBITDA was $0.1 million in the third quarter, as compared to $0.6 million in the prior-year period.

Industrial Solutions Segment
Broadwind provides supply chain solutions, light fabrication, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine market as well as other clean technology markets.

Industrial Solutions segment sales increased by 37% to $7.9 million in the third quarter 2025, as compared to the prior year period, primarily driven by increased sales of natural gas turbine content. The segment reported operating income of $0.4 million in the third quarter compared to operating income of $0.5 million in the prior year period. Segment non-GAAP adjusted EBITDA was $0.6 million in the third quarter, in line with the prior year period.

FINANCIAL GUIDANCE

Today, Broadwind provided updated financial guidance for the full year 2025. The following financial guidance reflects the Company’s current expectations and beliefs. All guidance is current as of the time provided and is subject to change.

The Company’s full year 2025 financial guidance excludes the $8.2 million gain associated with the sale of its Manitowoc industrial fabrication operations.

	Full Year 2025
$ in Millions	Prior Guidance		New Guidance
	Low	High	Low	High
Total Revenue	$145	$155	$155	$160
Adjusted EBITDA	$9	$10	$9	$10

THIRD QUARTER 2025 RESULTS CONFERENCE CALL

Broadwind will host a conference call today, November 13, 2025, at 11:00 a.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investors.bwen.com/investors. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Live Teleconference:	877-407-9716

To listen to a replay of the teleconference, which will be available through Thursday, November 20, 2025:

Teleconference Replay:	844-512-2921
Conference ID:	13756444

ABOUT BROADWIND

Broadwind (Nasdaq: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation and other stock payments, restructuring costs, impairment charges, proxy contest-related expenses, other non-cash gains and losses, and the gain from the sale of the Manitowoc industrial fabrication operations) as supplemental information regarding the Company’s business performance. The Company’s management uses this supplemental information when it internally evaluates its performance, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results, which allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) our expectations and beliefs with respect to our financial guidance as set forth in the Company’s press releases from time to time; (ii) the impact of global health concerns on the economies and financial markets and the demand for our products; (iii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related phase out, extension, continuation or renewal of federal tax incentives and grants, including the advanced manufacturing tax credits and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (iv) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (v) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (vi) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary; (vii) our ability to continue to grow our business organically and through acquisitions; (viii) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (ix) information technology failures, network disruptions, cybersecurity attacks or breaches in data security; (x) the sufficiency of our liquidity and alternate sources of funding, if necessary; (xi) our ability to realize revenue from customer orders and backlog (including our ability to finalize the terms of the remaining obligations under a supply agreement with a leading global wind turbine manufacturer); (xii) the economy and the potential impact it may have on our business, including our customers; (xiii) the state of the wind energy market and other energy and industrial markets generally, including the availability of tax credits, and the impact of competition and economic volatility in those markets; (xiv) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xvi) the effects of the change of administrations in the U.S. federal government; (xvii) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xviii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xix) the effects of proxy contests and actions of activist stockholders; (xx) the limited trading market for our securities and the volatility of market price for our securities; (xxi) our outstanding indebtedness and its impact on our business activities (including our ability to incur additional debt in the future); and (xxii) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and in Part II, Item 1A of our current year Quarterly Reports on Form 10-Q, and in our other filings with the Securities and Exchange Commission. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS) (UNAUDITED)

	September 30,	December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash	$1,195	$7,721
Accounts receivable, net	14,409	13,454
AMP credit receivable	4,076	2,533
Contract assets	587	836
Inventories	45,759	39,950
Prepaid expenses and other current assets	2,529	2,374
Total current assets	68,555	66,868
LONG-TERM ASSETS:
Property and equipment, net	39,899	45,572
Operating lease right-of-use assets, net	9,806	13,841
Intangible assets, net	906	1,403
Other assets	482	606
TOTAL ASSETS	$119,648	$128,290

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and current maturities of long-term debt	$4,949	$1,454
Current portion of finance lease obligations	2,188	2,266
Current portion of operating lease obligations	1,687	2,115
Accounts payable	17,620	16,080
Accrued liabilities	3,466	3,605
Customer deposits	4,857	18,037
Total current liabilities	34,767	43,557
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	5,380	7,742
Long-term finance lease obligations, net of current portion	2,756	3,777
Long-term operating lease obligations, net of current portion	9,856	13,799
Other	-	15
Total long-term liabilities	17,992	25,333
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 45,000,000 shares authorized; 23,474,925 and 22,593,589 shares issued as of September 30, 2025 and
December 31, 2024, respectively	23	23
Treasury stock, at cost, 273,937 shares as of September 30, 2025 and December 31, 2024,
respectively	(1,842)	(1,842)
Additional paid-in capital	402,949	401,564
Accumulated deficit	(334,241)	(340,345)
Total stockholders' equity	66,889	59,400
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$119,648	$128,290

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenues	$44,239	$35,503	$120,312	$109,571
Cost of sales	39,719	30,306	107,491	92,171
Gross profit	4,520	5,197	12,821	17,400

OPERATING EXPENSES:
Selling, general and administrative	3,796	3,854	11,805	12,391
Gain on sale of Manitowoc industrial fabrication operations	(8,155)	-	(8,213)	-
Intangible amortization	165	165	496	496
Total operating expense, net	(4,194)	4,019	4,088	12,887
Operating income	8,714	1,178	8,733	4,513

OTHER (EXPENSE) INCOME, net:
Interest expense, net	(1,227)	(1,058)	(2,526)	(2,316)
Other, net	3	(5)	(7)	2
Total other expense, net	(1,224)	(1,063)	(2,533)	(2,314)

Net income before provision for income taxes	7,490	115	6,200	2,199
Provision for income taxes	27	41	96	133
NET INCOME	$7,463	$74	$6,104	$2,066

NET INCOME PER COMMON SHARE - BASIC:
Net income	$0.32	$0.00	$0.27	$0.09

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	23,102	22,029	22,748	21,803

NET INCOME PER COMMON SHARE - DILUTED:
Net income	$0.32	$0.00	$0.27	$0.09

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	23,255	22,100	22,809	21,904

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,104	$2,066

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	4,819	4,986
Deferred income taxes	(20)	(2)
Stock-based compensation	655	807
Allowance for credit losses	5	4
Common stock issued under defined contribution 401(k) plan	986	879
Gain on sale of assets	(8,214)	(114)
Changes in operating assets and liabilities:
Accounts receivable	(960)	5,866
AMP credit receivable	(1,543)	4,152
Contract assets	248	(305)
Inventories	(6,230)	(2,976)
Prepaid expenses and other current assets	(286)	1,224
Accounts payable	1,480	(2,932)
Accrued liabilities	(139)	(2,476)
Customer deposits	(13,180)	(12,134)
Other non-current assets and liabilities	33	(31)
Net cash used in operating activities	(16,242)	(986)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,586)	(3,279)
Net proceeds from sale of Manitowoc industrial fabrication operations	12,522	-
Net proceeds from disposals of property and equipment	-	159
Net cash provided by (used in) investing activities	9,936	(3,120)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit, net	3,822	5,262
Proceeds from long-term debt	-	1,540
Payments on long-term debt	(2,687)	(1,005)
Payments on finance leases	(1,099)	(1,276)
Shares withheld for taxes in connection with issuance of restricted stock	(256)	(130)
Net cash (used in) provided by financing activities	(220)	4,391

NET (DECREASE) INCREASE IN CASH	(6,526)	285
CASH beginning of the period	7,721	1,099
CASH end of the period	$1,195	$1,384

BROADWIND, INC. AND SUBSIDIARIES SELECTED SEGMENT FINANCIAL INFORMATION (IN THOUSANDS) (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
ORDERS:
Heavy Fabrications	$13,885	$11,147	$24,203	$31,506
Gearing	15,877	4,396	30,636	19,546
Industrial Solutions	13,823	7,432	37,836	19,291
Total orders	$43,585	$22,975	$92,675	$70,343

REVENUES:
Heavy Fabrications	$29,364	$20,600	$79,600	$62,228
Gearing	7,069	9,167	20,320	27,958
Industrial Solutions	7,872	5,737	20,882	20,193
Corporate and Other	(66)	(1)	(490)	(808)
Total revenues	$44,239	$35,503	$120,312	$109,571

OPERATING INCOME/(LOSS):
Heavy Fabrications	$10,283	$2,230	$14,235	$5,832
Gearing	(552)	(78)	(2,263)	429
Industrial Solutions	445	462	1,261	2,852
Corporate and Other	(1,462)	(1,436)	(4,500)	(4,600)
Total operating income (loss)	$8,714	$1,178	$8,733	$4,513

BROADWIND, INC. AND SUBSIDIARIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (IN THOUSANDS) (UNAUDITED)

Consolidated	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Income	$7,463	$74	$6,104	$2,066
Interest Expense	1,227	1,058	2,526	2,316
Income Tax Provision	27	41	96	133
Depreciation and Amortization	1,473	1,671	4,819	4,986
Share-based Compensation and Other Stock Payments	372	522	1,469	1,685
Gain on Sale of Manitowoc Industrial Fabrication Operations	(8,155)	-	(8,213)	-
Proxy Contest-Related Expenses	-	-	-	(10)
Adjusted EBITDA (Non-GAAP)	$2,407	$3,366	$6,801	$11,176

Heavy Fabrications Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Income	$9,940	$2,301	$13,156	$6,588
Interest Expense	579	499	933	853
Income Tax (Benefit) Provision	(235)	(571)	146	(1,609)
Depreciation	799	999	2,784	2,932
Gain on Sale of Manitowoc Industrial Fabrication Operations	(8,165)	-	(8,306)	-
Share-based Compensation and Other Stock Payments	46	188	399	588
Adjusted EBITDA (Non-GAAP)	$2,964	$3,416	$9,112	$9,352

Gearing Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net (Loss) Income	$(609)	$(141)	$(2,448)	$246
Interest Expense	56	55	177	162
Income Tax Provision	1	7	8	21
Depreciation and Amortization	537	534	1,636	1,627
Share-based Compensation and Other Stock Payments	111	106	332	337
Adjusted EBITDA (Non-GAAP)	$96	$561	$(295)	$2,393

Industrial Solutions Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Income	$266	$286	$782	$2,340
Interest Expense	155	148	404	425
Income Tax Provision	16	25	51	83
Depreciation and Amortization	120	109	348	314
Share-based Compensation and Other Stock Payments	62	56	197	182
Adjusted EBITDA (Non-GAAP)	$619	$624	$1,782	$3,344

Corporate and Other	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Loss	$(2,134)	$(2,372)	$(5,386)	$(7,108)
Interest Expense	437	356	1,012	876
Income Tax Provision (Benefit)	245	580	(109)	1,638
Depreciation and Amortization	17	29	51	113
Share-based Compensation and Other Stock Payments	153	172	541	578
Gain on Sale of Manitowoc Industrial Fabrication Operations	10	-	93	-
Proxy Contest-Related Expenses	-	-	-	(10)
Adjusted EBITDA (Non-GAAP)	$(1,272)	$(1,235)	$(3,798)	$(3,913)

IR CONTACT

Noel Ryan or Brian Hawthorne
BWEN@val-adv.com